                      SURGE COMPONENTS, INC. AND SUBSIDIARY

                                  EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE




                                                                    Nine Months Ended                    Three Months Ended
                                                                         August 31,                         August 31,
                                                                  1998              1997                1998              1997
                                                                 ------            ------              ------            ------

Basic earnings:
    Net income (loss)                                          $(225,361)        $    32,060         $ (100,992)     $     30,721

Shares:
    Weighted common shares outstanding                         4,831,480           4,823,958          4,839,067         4,823,958
    Employee's stock options                                          --                  --                 --                --
                                                              ----------         -----------        -----------       -----------

Total weighted shares outstanding                              4,831,480           4,823,958          4,839,067         4,823,958
                                                              ----------         -----------        -----------       -----------

Basic earnings per common share                               $     (.05)        $       .01        $      (.02)      $       .01
                                                              ==========         ===========        ===========       ===========

Diluted earnings:

    Net income (loss)                                         $ (225,361)        $    32,060        $ (100,992)     $      30,721

Shares:
    Weighted common shares outstanding                         4,831,480           4,823,958          4,839,067         4,823,958
    Employee stock options                                            --             105,532                 --           105,532
                                                              ----------         -----------        -----------       -----------

Total weighted shares outstanding                              4,831,480           4,929,490          4,839,067         4,929,490
                                                              ----------         -----------        -----------       -----------

Diluted earnings per common share                             $     (.05)        $       .01        $      (.02)      $       .01
                                                              ==========         ===========        ===========       ===========



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